EXHIBIT 3

SECOND AMENDMENT TO
OPERATING AGREEMENT
FOR
PERFORMANCE CAPITAL MANAGEMENT, LLC
A CALIFORNIA LIMITED LIABILITY COMPANY

THIS SECOND AMENDMENT TO THE OPERATING AGREEMENT FOR PERFORMANCE CAPITAL MANAGEMENT, LLC, a California limited liability company (this "Second Amendment") is made by and among PERFORMANCE ASSET MANAGEMENT FUND, LTD., a California limited liability company, PERFORMANCE ASSET MANAGEMENT FUND II, LTD., a California limited liability company, PERFORMANCE ASSET MANAGEMENT FUND III, LTD., a California limited liability company, PERFORMANCE ASSET MANAGEMENT FUND IV, LTD., a California limited liability company, and PERFORMANCE ASSET MANAGEMENT FUND V, LTD. This Second Amendment amends that certain Operating Agreement for PERFORMANCE CAPITAL MANAGEMENT, LLC, a California limited liability company (the "Operating Agreement"). Except as otherwise amended hereby, the Operating Agreement shall continue in full force and effect. Capitalized terms that are used in this Second Amendment and are defined in the Operating Agreement, as amended, shall have the same meanings herein as therein unless otherwise provided herein. The Operating Agreement is hereby amended in the following respects only.

THE FOLLOWING SECTION IS HEREBY ADDED TO THE OPERATING AGREEMENT TO READ IN FULL AS SET FORTH HEREIN:

5.2.8        Classification of Directors. The Directors shall be divided into two classes, with each class to be as nearly equal in number as possible, as specified by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The term of office of the initial Directors of the first class shall expire at the first annual meeting of Members after their election. The term of office of the initial Directors of the second class shall expire at the second annual meeting after their election. At each annual meeting after such classification, a number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the second succeeding annual meeting. Absent his or her death, resignation or removal, a Director shall continue to serve despite the expiration of the Director's term until his or her successor shall have been elected and qualified or until there is a decrease in the number of Directors.

SECOND AMENDMENT TO OPERATING AGREEMENT - PAGE 1

IN WITNESS WHEREOF, the Members of PERFORMANCE CAPITAL MANAGEMENT, LLC, a California limited liability company, adopted and approved this Second Amendment, in accordance with the Operating Agreement, as amended, on the 9th day of June, 2003.

/s/ William D. Constantino
William D. Constantino Chief Legal Officer